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                                                                    EXHIBIT 21.1


                       LIST OF THE COMPANY'S SUBSIDIARIES


NAME                                              JURISDICTION OF INCORPORATION
----                                              -----------------------------

Eastman, Inc.                                     Delaware

Office Depot, Inc.                                Delaware

OD International, Inc.                            Delaware

The Office Club, Inc.                             California

Office Club Thai Co., Ltd.                        Thailand

Office Depot France, S.N.C.                       France

Office Depot de Mexico, S.A. de C.V.              Mexico

Office Depot Japan Co. Ltd. KK                    Japan

Viking Office Products Pty., Limited              Australia

Viking Office Products (Italia) S.R.L.            Italy

Viking Direkt GesmbH                              Austria

Viking Direkt GmbH                                Germany

Viking Direct B.V.                                Holland

Viking Direct S.A.R.L.                            France

Viking Direct Limited                             United Kingdom

VOP Ireland Limited                               Ireland

Viking Office Products, Inc.                      California

Viking Office Products Japan KK                   Japan